UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
3.750% Notes due 2035	BLK 35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, the Board of Directors (the “Board”) of BlackRock, Inc. (the “Company”) elected Gregg R. Lemkau to serve as a director of the Board. Mr. Lemkau is joining the Board as an independent director.

Mr. Lemkau has served as Co-Chief Executive Officer of BDT & MSD Partners (“BDT & MSD”), a merchant bank with an advisory and investment platform, since 2023. Previously, Mr. Lemkau was CEO of MSD Partners, a predecessor firm of BDT & MSD, from 2021 to 2023. Prior to joining MSD Partners, Mr. Lemkau was Co-Head of the Investment Banking Division at Goldman Sachs and served on the firm’s Management Committee.

Neither Mr. Lemkau, nor any of his immediate family members, is a party, directly or indirectly, to any related person transaction required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Lemkau will be appointed to one or more Board committees following a review of the Board’s existing committee composition. Until then, he will rotate through each Board committee. Mr. Lemkau will participate in the Company’s standard compensation program for non-employee directors.

The Company issued a press release on January 27, 2026 announcing the director election described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on January 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary

Date: January 27, 2026